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                                                     SHAWMUT NATIONAL CORPORATION                               Exhibit 12
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                                             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                                                 PREFERRED STOCK DIVIDEND REQUIREMENTS
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                                         Six months
                                            ended
(in thousands)                             June 30,                           Year ended December 31,
                                            1994           1993           1992           1991           1990           1989
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EARNINGS
  Income (loss) before income taxes,
    extraordinary credit and
    cumulative effect of accounting
      changes                           $    97,364   $    289,476   $    108,625   $   (169,223)  $   (155,672)  $   (203,206)
  Portion of rents representative
    of the interest factor                    8,747         18,037         19,525         19,491         19,903         21,874
  Interest on other borrowings              175,519        262,413        192,240        217,739        340,650        634,175
  Interest on notes and debentures           35,549         70,646         59,321         60,436         63,105         66,287
  Amortization of debt issuance cost            422          1,394            594            618            578            563
Earnings including interest on deposits     317,601        641,966        380,305        129,061        268,564        519,693
  Interest on deposits                      176,268        420,966        622,436        933,665      1,253,609      1,173,931
Earnings excluding interest on deposits $   493,869   $  1,062,932   $  1,002,741   $  1,062,726   $  1,522,173   $  1,693,624

FIXED CHARGES
  Portion of rents representative
    of the interest factor              $     8,747   $     18,037   $     19,525   $     19,491   $     19,903   $     21,874
  Interest on other borrowings              175,519        262,413        192,240        217,739        340,650        634,175
  Interest on notes and debentures           35,549         70,646         59,321         60,436         63,105         66,287
  Amortization of debt issuance cost            422          1,394            594            618            578            563
Fixed charges excluding interest on
  deposits                                  220,237        352,490        271,680        298,284        424,236        722,899
  Interest on deposits                      176,268        420,966        622,436        933,665      1,253,609      1,173,931
Fixed charges including interest on
  deposits                              $   396,505   $    773,456   $    894,116   $  1,231,949   $  1,677,845   $  1,896,830

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND
REQUIREMENTS
  Fixed charges excluding interest
    on deposits                         $   220,237   $    352,490   $    271,680   $    298,284   $    424,236   $    722,899
  Preferred stock dividend requirements      12,863         23,438         15,952          2,262          2,328          2,341
                                        $   233,100   $    375,928   $    287,632   $    300,546   $    426,564   $    725,240

  Fixed charges including interest
    on deposits                         $   396,505   $    773,456   $    894,116   $  1,231,949   $  1,677,845   $  1,896,830
  Preferred stock dividend requirements      12,863         23,438         15,952          2,262          2,328          2,341
                                        $   409,368   $    796,894   $    910,068   $  1,234,211   $  1,680,173   $  1,899,171

RATIOS
  Earnings to fixed charges
      Excluding interest on deposits           1.44 x         1.82 x         1.40 x         0.43 x         0.63 x         0.72 x
      Including interest on deposits           1.25           1.37           1.12           0.86           0.91           0.89
  Earnings to combined fixed charges and
    preferred stock dividend requirements
      Excluding interest on deposits           1.36           1.71           1.32           0.41           0.63           0.70
      Including interest on deposits           1.21           1.33           1.10           0.86           0.91           0.89

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